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Exhibit 10.8

SUBLEASE AGREEMENT

        This Sublease Agreement (this "Agreement") dated as of October 3, 2005 (the "Effective Date") is entered into by and between Amdocs, Inc., a Delaware corporation ("Sublessor") and EnerNOC, Inc., a Delaware corporation ("Subtenant").

RECITALS

A.
Sublessor and 75-101 Federal St., L.L.C., a Delaware limited liability company ("Prime Landlord") entered into that certain Office Lease Agreement dated as of July 22, 2004 (the "Prime Lease") regarding space in an office building located at 75 Federal Street, Boston, MA 02110 (the "Property").

B.
Sublessor desires to sublet to Subtenant approximately 17,630 rentable square feet contained on the third floor of the Property (such space being the "Subleased Premises" and being further described at Exhibit A to this Agreement).

AGREEMENT

        Now, therefore, in consideration of the foregoing recitals, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties agree as follows:

        1.    Term.    Sublessor hereby sublets to Subtenant, and Subtenant hereby subleases from Sublessor, the Subleased Premises together with the right to utilize furniture, fixtures, and equipment located within the Subleased Premises (including, without limiting the foregoing, existing infrastructure (including, without limiting the foregoing, supplemental cooling units, server racks, UPS, and supplemental air conditioning units) in the computer/server room and/or quality assurance lab) (such furniture, fixtures, and equipment, as listed on Schedule B to this Agreement, being the "FF&E") (as such right further is described in Section 2) for a term commencing on November 1, 2005 (the "Commencement Date") and ending on June 30, 2009. The sublease by Sublessor to Subtenant, as set forth in this Agreement, is contingent upon Prime Landlord's indicating its consent to this Agreement by executing a copy hereof not later than thirty (30) days after the Effective Date. This Agreement shall automatically terminate without any further obligation of the parties if Prime Landlord has not consented to this Agreement on or before the thirtieth day following the Effective Date in which case Sublessor shall promptly refund to Subtenant the Security Deposit. In all events, Subtenant will vacate the Subleased Premises by June 30, 2009, or Subtenant will pay to Sublessor, as liquidated damages and not as a penalty, and in addition to the other amounts to which Sublessor may be entitled, the amount of $1,000 for each day beyond June 30, 2009 that Subtenant remains in the Subleased Premises. Upon the expiration of the term of this Sublease, Subtenant shall surrender up peaceable possession of the Subleased Premises in no worse condition than what is required of Sublessor under the Prime Lease. Subtenant promptly will repair all damage caused by the removal of the personal property of Subtenant from the Subleased Premises. In the event that Subtenant shall remain in possession of the Subleased Premises beyond the expiration of the term of this Sublease, Subtenant shall be responsible for damages, costs or liabilities reasonably incurred by Sublessor.

        2.    Use and Occupancy: Alterations.    The Subleased Premises shall be used by Subtenant solely for general office purposes and uses ancillary and incidental thereto and in no event in contravention of the Prime Lease. Sublessor is not required to perform alterations or improvements to the Subleased Premises, except that the Subleased Premises shall be delivered demised from the second floor suite and Sublessor shall provide the Subleased Premises in broom clean condition and free of all personal property and debris other than the FF&E, and Subtenant accepts the Subleased Premises in its AS IS, WHERE IS condition. Subtenant may not remove the FF&E from the Subleased Premises or alter the FF&E (provided that Subtenant may relocate the FF&E in its sole discretion within the Subleased

Premises at Subtenant's sole cost and expense). Subtenant shall maintain the FF&E and at all times keep the FF&E in good repair and in working order subject to ordinary wear and tear. Sublessor shall have no obligation to maintain, repair, or replace the FF&E or any portion thereof. At the conclusion of the term of this Agreement (or earlier termination), Subtenant must leave the FF&E in the Subleased Premises in good condition and subject only to normal wear and tear and damage caused by the negligent acts or omissions of Sublessor or its employees, agents, contractors or invitees.

        3.    Base Rent.    Subtenant shall pay to Sublessor rent for the Subleased Premises as follows (such rent being "Base Rent"):

Months of Term of Lease	Rent Per RSF Per Year	Rent Per RSF Per Month
1—3	None	None
4—12	$15.00	$1.25
13—24	$16.00	$1.33
25—36	$17.00	$1.42
After 36th month	$18.00	$1.50

        4.    Obligation to Pay Operating Expense and Tax Rent.    In addition to Subtenant's obligation to pay Base Rent, Subtenant also shall pay to Sublessor the Proportionate Share (as that term is defined below) of the amount, if any, by which (a) Expenses (as that term is defined in the Prime Lease) for each calendar year during the term of this Agreement exceed Expenses for the calendar year ending December 31, 2006 and (b) Taxes (as that term is defined in the Prime Lease) for a twelve month period beginning on July 1 of each year after 2005 and ending on June 30 of each following year during the term of this Agreement exceed Taxes for the twelve month period beginning on July 1, 2005 and ending on June 30, 2006 (such rent collectively being "Expense and Tax Rent"). As used in this Agreement, "Proportionate Share" shall mean a fraction, the numerator of which is 17,630 and the denominator of which is the amount of total rentable square feet of the Building.

        5.    Payment of Operating Expenses and Tax Rent.    Subtenant shall make its payments of Expense and Tax Rent to Sublessor as required under Section 4 in advance in monthly installments (which installments shall be equal except with respect to Expenses related to electrical consumption, as described in this Section 5) in an amount equal to the sum of (a) one-twelfth of Sublessor's Estimate (as that term is defined in Section 6), and (b) costs related to electrical consumption (to the extent described in the last sentence of this Section 5) with respect to which (i) Sublessor has notified Subtenant and (ii) for which Subtenant then has not yet paid Sublessor. Such payments shall be made on or before the first day of each month, except as set forth in the sentence immediately following. With respect to (x) any month prior to the month in which Sublessor delivers to Subtenant the Sublessor's Estimate (as that term is defined in Section 6) applicable to the then-current Operating Year (as that term is defined in Section 6) and (y) the month of such delivery, Subtenant's payments of Expense and Tax Rent shall be equal to the monthly amount of Expense and Tax Rent, if any, which Subtenant paid to Sublessor during the preceding Operating Year, and with respect to each month after the month of such delivery, Subtenant's payment of Expense and Tax Rent shall be equal to the monthly amount set forth in such Sublessor's Estimate. At the same time Sublessor delivers to Subtenant such Sublessor's Estimate, Sublessor shall deliver to Subtenant a statement stating the excess or deficiency, if any, resulting from Subtenant's payments of Expense and Tax Rent for the month of and the months prior to Sublessor's delivery of such Sublessor's Estimate when compared to the amount of Expense and Tax Rent attributable to such months pursuant to such Sublessor's Estimate. Not later than thirty (30) days after Sublessor's delivery of such statement, Subtenant shall deliver to Sublessor the amount of such deficiency or Sublessor shall deliver to Subtenant (or credit Subtenant) the amount of such excess, as the case may be. Notwithstanding anything in this Agreement to the contrary, Subtenant shall be responsible for all costs of electrical consumption attributable to the Subleased Premises or Subtenant's use or occupancy thereof.

        6.    Sublessor's Estimate; Adjustments.    As used in this Agreement, "Sublessor's Estimate" means, with respect to any Operating Year (as that term is defined below), Sublessor's reasonable written estimate of Expense and Tax Rent for such Operating Year, which may be based in whole or in part on Prime Landlord's estimate described in Exhibit B, Section 1.01 of the Prime Lease (except that Sublessor's Estimate shall exclude costs for electrical consumption). Sublessor shall deliver to Subtenant a Sublessor's Estimate for each twelve (12)-month period beginning on January 1 (such twelve (12)-month period being an "Operating Year"), and such delivery shall occur after January 1 of the applicable Operating Year. The first Sublessor's Estimate delivered to Subtenant shall cover the twelve (12)-month period beginning on January 1, 2007. The amounts paid by Subtenant under Section 5 shall be subject to appropriate adjustment (whether as a credit or payment to Subtenant or as a payment to Sublessor, as appropriate) based on Sublessor's review of the actual Operating and Tax Rent for each Operating Year and Sublessor's delivering to Subtenant a written statement of such actual Operating and Tax Rent, which shall occur not later than forty-five (45) days following the conclusion of each such Operating Year. If Subtenant owes Sublessor any amounts under such statement, Subtenant shall pay Sublessor such amount not later than thirty (30) days after Subtenant receives such statement. If Sublessor owes Subtenant any amounts under such statement, Sublessor shall pay Subtenant such amount not later than thirty (30) days after Sublessor delivers such statement to Subtenant. Sublessor's and Subtenant's obligation to pay such adjustment amounts shall survive the conclusion of the term of this Agreement or earlier termination thereof.

        7.    Security Deposit.    Not later than fifteen (15) days prior to the Commencement Date, Subtenant shall deliver to Sublessor $94,026.67 (the "Security Deposit"). The parties acknowledge that $22,037.50 of the Security Deposit shall be applied to the rent due for the twelfth month of the term of this Agreement, that $23,506.67 of the Security Deposit shall be applied to the rent due for the twenty-fourth month of the term of this Agreement, and that the balance of the Security Deposit shall be held by Sublessor throughout the term of this Agreement. Sublessor may apply such balance of the Security Deposit to any and all costs Sublessor reasonably incurs in enforcing Sublessor's rights or in curing Subtenant's breaches under this Agreement. At the conclusion of the term of this Agreement (or earlier termination), Subtenant and Sublessor shall cooperate to schedule and conduct a walk-through of the entire Subleased Premises, during which Sublessor or its agents may inspect the Subleased Premises. Following such walk-through, Sublessor and Subtenant shall agree upon a written final inspection statement setting forth those items of repair, replacement, or maintenance, if any, (a) reasonably necessary to return the Subleased Premises to the condition in which it existed on the day Subtenant took possession thereof and (b) with respect to which Sublessor shall apply the balance of the Security Deposit. Not later than forty-five (45) days after Sublessor and Subtenant execute such final inspection statement, Sublessor shall deliver to Subtenant any balance of the Security Deposit remaining after Sublessor has performed those items of repair, replacement, or maintenance described in such final inspection statement.

        8.    Signage.    Subtenant shall have rights to signage as granted under the Prime Lease to Sublessor.

        9.    Parking; Access; Wiring.    The parties acknowledge that Subtenant shall have the right to use four (4) parking spaces in the 101 Federal St. garage, and that Subtenant's use thereof shall be governed solely by an agreement between the owner/operator of such garage and Subtenant and payment therefor shall be made by Subtenant to such owner/operator. Sublessor shall not remove the card readers now present at the Subleased Premises. Subtenant may use existing wiring and wiring infrastructure. Subtenant shall also have the right to utilize existing infrastructure (supplemental cooling units, server racks, ups, etc.) in the computer/server room and or QA lab including any supplemental A/C unit(s).

        10.    Incorporation of Prime Lease.    The Prime Lease is senior in all respects to this Sublease. Except as otherwise expressly provided in this Agreement, all provisions and Exhibits of the Prime

Lease hereby are incorporated herein and made a part hereof, to the extent applicable to this Sublease or the Subleased Premises, with the same force and effect as if set forth expressly herein (it being acknowledged that Exhibits C, F, G and H shall not apply to Subtenant). Except as otherwise required under this Agreement, all covenants and provisions to be paid or performed by Sublessor to Prime Landlord with respect to the Subleased Premises under the Prime Lease shall be paid or performed by Subtenant. Notwithstanding the foregoing, in the event of any inconsistency between the provisions of this Sublease and the Prime Lease, Subtenant and Sublessor agree that this Sublease shall control as to all matters between Sublessor and Subtenant and the Prime Lease shall control as to all other matters. By way of examples only, (i) any provisions regarding Base Rent and Security Deposits shall be governed solely by this Sublease and (ii) no letter of credit shall be required in connection with Subtenant's sublease of the Subleased Premises. All capitalized terms contained herein which are not otherwise defined shall have the meaning given to them in the Prime Lease. If Subtenant obtains any additional services from the Prime Landlord that are in addition to the services to be provided to Sublessor under the Prime Lease, such as after hour air-conditioning, Subtenant shall pay for the same at the rates charged therefore by the Prime Landlord under the Prime Lease and shall make such payment to the Prime Landlord or Sublessor, as Sublessor shall direct. Sublessor covenants and agrees that it shall not enter into any modification or other agreement with respect to the Prime Lease which would prevent or adversely affect the use by Subtenant of the Subleased Premises in accordance with the terms of this Sublease, increase the obligations of Subtenant or decrease its rights under this Sublease, or in any other way increase the rent or additional rent required to be paid by Subtenant under the terms of this Sublease.

        11.    Subtenant's Public Liability and Property Insurance.    During the term of this Sublease, Subtenant shall, at Subtenant's sole cost and expense, maintain all insurance required to be maintained by Sublessor under the Prime Lease with respect to the Subleased Premises; provided, however, in any such policy, Sublessor shall be named as an additional insured, and such policies shall contain a waiver of subrogation clause. Subtenant shall provide Sublessor with evidence of such insurance satisfactory to Sublessor.

        12.    Waiver of Subrogation.    Sublessor and Subtenant each hereby waives any and all rights of recovery, claim, action or cause of action against the other, its agents (including partners, both general and limited), officers, directors, shareholders, or employees, for any loss or damage that may occur (a) to the Subleased Premises or any improvements thereto, (b) to any building or improvement located on the Property of which the Subleased Premises are a part or any improvements thereto, or (c) any property of such party, by reason of fire, the elements, or any other cause, to the extent of insurance proceeds received under the terms of insurance policies carried by such parties, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, directors, shareholders, or employees, and each party covenants that its insurers shall hold no right of subrogation against such other party.

        13.    Indemnity.    Except for any claim Subtenant may have against Sublessor as specifically set forth in this Agreement (including any indemnifiable claim set forth in this Section 13), Subtenant hereby waives any claims against Sublessor related to Subtenant's sublease of the Subleased Premises pursuant to this Agreement, and Subtenant hereby agrees to defend, pay, indemnify and save harmless Sublessor and Prime Landlord from and against any and all claims, demands, fines, suits, actions, proceedings, orders, decrees and judgments of any kind or nature by or in favor of anyone whomsoever, including any and all costs and expenses and reasonable attorneys' fees arising, directly or indirectly, out of, from, or on account of any occurrence in, upon, at, or from the Subleased Premises (including that Subtenant shall indemnify Sublessor for any and all such occurrences with respect to which Sublessor is obligated to indemnify any other party under the Prime Lease) occasioned wholly or in part through the act or omission of Subtenant or any subtenant or licensee of Subtenant, or their respective employees, agents, contractors or invitees. Subtenant and all those claiming by, through, or under Subtenant shall store their property in and shall occupy and use the Subleased Premises and any improvements therein and appurtenances thereto solely at their own risk and Subtenant and all those claiming by, through or under Subtenant hereby release Sublessor, to the full extent permitted by law, from any and all claims of every kind, including loss of life, personal or bodily injury, damage to merchandise, equipment, fixtures or other property, or damage to business or from business interruption, arising, directly or indirectly, out of or from or on account of such occupancy and use or resulting from any present or future condition or state of repair thereof unless the same was caused by the willful acts or omissions of Sublessor or its employees, agents, contractors or invitees. Subtenant promptly shall give notice to Sublessor in case of fire or other casualty or accidents in or affecting the Subleased Premises, of any defects therein, or in any machinery or equipment serving the Subleased Premises. Sublessor agrees to indemnify and hold Subtenant harmless from and against all claims, liabilities, losses and damages of any kind whatsoever which Subtenant may incur by reason of (a) Sublessor's failure to perform, fulfill or observe any of the covenants or agreements of Sublessor set forth (i) in this Agreement or (ii) the applicable provisions in the Prime Lease not required to be performed by Prime Landlord or Subtenant (whether under the Prime Lease, this Agreement, or otherwise) or (b) the negligent or willful acts of Sublessor or any of its employees, agents, contractors or invitees related to Subtenant's sublease of the Subleased Premises pursuant to this Agreement.

        14.    Assignment.    Subtenant may sublease the Subleased Premises upon the same terms and conditions as permitted under the Prime Lease, but Subtenant shall not otherwise transfer, assign, or enter into a license or concession agreement with respect to, the Subleased Premises or Subtenant's interest therein or in this Agreement during the term of this Sublease. Any other attempted transfer, assignment, subletting, license or concession agreement shall be void, of no effect, and confer no rights upon any alleged transferee, assignee, sublessee, licensee, or other party.

        15.    Amendment and Modification.    No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure therefrom, will in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought. Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement is to be effective only in the specific instance and for the specific purpose for which given.

        16.    Approvals and Consents.    f any provision hereof requires the approval or consent of any party to any act or omission, such approval or consent is not to be unreasonably withheld or delayed except as set forth herein

        17.    Captions.    Captions contained in this Agreement have been inserted herein only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

        18.    Construction.    Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any person include such person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) "including" is not limiting; (v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) the words "hereof", "herein", "hereby", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (vii) section, clause, Exhibit and Schedule references are to this Agreement unless otherwise specified; (viii) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (ix) general or specific references to any law mean such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, unless the effect thereof is to reduce, limit or otherwise prejudicially affect any obligation or any right, power or remedy hereunder, in which case such amendment, modification, codification or reenactment will not, to the maximum extent permitted by law, form part of this Agreement and is to be disregarded for purposes of the construction and interpretation hereof.

        19.    Sublessor Representations and Warranties; Notice of Default.    Sublessor hereby represents and warrants to Subtenant that (a) the Prime Lease is now in full force and effect; (b) to Sublessor's knowledge, Sublessor is not in default of its obligations under the Prime Lease, without any such default being cured; (c) subject to Prime Landlord's consent, the Prime Lease grants Sublessor the right to sublet the Premises as provided in this Agreement and upon the terms and conditions of the Prime Lease; and (d) as of the Effective Date, to Sublessor's knowledge, the Subleased Premises materially comply with all applicable laws, rules, and regulations. At any time Sublessor reasonably and in good faith determines that it cannot or will not cure (within any applicable cure period) a default under the Prime Lease with respect to which Prime Landlord has given Sublessor notice, Sublessor agrees promptly to provide Subtenant with notice of any such notice of default.

        20.    Quiet Enjoyment.    Sublessor agrees that upon Subtenant's paying the Base Rent, the Expense and Tax Rent, and any and all other amounts due from Subtenant to Sublessor under this Agreement and Subtenant's performing the agreements herein contained on its part, Subtenant shall at all times during the term of this Agreement peacefully and quietly have, hold and enjoy, the Subleased Premises, without any manner of suit, trouble or hindrance of or from Sublessor, its successors or assigns, to the same extent as granted to Sublessor under the Prime Lease and otherwise subject to the terms and provisions of this Agreement and the Prime Lease.

        21.    Enforcement of Prime Lease.    If Subtenant delivers to Sublessor a written notice (a) claiming that Prime Landlord is not performing, fulfilling, or observing any covenant, agreement, or obligation of Prime Landlord contained in the Prime Lease, (b) setting forth with reasonable specification and detail the nature of such non-performance, and (c) requesting Sublessor to request performance by Prime Landlord, Sublessor, with reasonable promptness, will notify Prime Landlord of Subtenant's claims as set forth in such written notice from Subtenant to Sublessor and use commercially reasonable efforts to compel such performance by Prime Landlord. Notwithstanding anything in this Agreement to the contrary, Subtenant covenants that in no event shall it deliver to Sublessor a written notice as permitted under the immediately preceding sentence without (x) first requesting the resolution of the applicable matter by the management of the Property and (y) using commercially reasonably efforts to compel such management to resolve such matter. Sublessor shall promptly furnish Subtenant a copy of each notice or statement from the Prime Landlord affecting the Subleased Premises with respect to Subtenant's obligations hereunder.

        22.    Counterpart Facsimile Execution.    For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or telecopy document is to be re executed in original form by the parties who executed the facsimile or telecopy document. No party may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

        23.    Entire Agreement.    This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, letters of intent, understandings, negotiations and discussions of the parties, whether oral or written.

        24.    Exhibits.    All of the Exhibits and Schedules attached to this Agreement are deemed incorporated herein by reference. Exhibit A is incorporated into this Agreement solely for the purpose of depicting the layout of the Subleased Premises and not for any other purpose (including, without limiting the foregoing, for the purpose of depicting the location, nature, or quantity of any FF&E).

        25.    Failure or Delay.    No failure on the part of any party to exercise, and no delay in exercising, any right, power or privilege hereunder operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. No notice to or demand on any party in any case entitles such party to any other or further notice or demand in similar or other circumstances.

        26.    Governing Law.    This Agreement and the rights and obligations of the parties hereunder are to be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and to be performed wholly within Massachusetts, without regard to choice or conflict of laws rules.

        27.    Legal Fees.    Except as otherwise provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the party incurring such costs and expenses. In the event any party brings suit to construe or enforce the terms hereof, or raises this Agreement as a defense in a suit brought by another party, the prevailing party is entitled to recover its attorneys' fees and expenses.

        28.    Notices.    All notices, consents, requests, demands and other communications hereunder are to be in writing, and are deemed to have been duly given or made: (i) when delivered in person; (ii) three days after deposited in the United States mail, first class postage prepaid; (iii) in the case of telegraph or overnight courier services, one business day after delivery to the telegraph company or overnight courier service with payment provided for; (iv) in the case of telex or telecopy or fax, when sent, verification received; or (v) in the case of electronic transmission such as e-mail, when sent; in each case addressed as follows:

        if to Sublessor:

    Amdocs, Inc.
    1390 Timberlake Manor Parkway
    Chesterfield, Missouri 63017-6041
    Attention: Real Estate Department
    Fax #: (314) 212-7577

        with a copy to:

    Lewis, Rice & Fingersh, L.C.
    500 North Broadway, Suite 2000
    St. Louis, Missouri 63102
    Attention: Jacob W. Reby
    Fax #: (314) 612-1310

        if to Subtenant:

    EnerNOC, Inc.
    75 Federal Street
    3rd Floor
    Boston, MA 02109
    Attention: Neal C. Isaacson
    Fax #: (617) 224-9910

        with a copy to:

    Carroll & Vounessea, LLP
    Three Essex Green Drive

    Suite 5
    Peabody, MA 01960
    Attention: Stefan Vounessea
    Fax#: (978) 532-4188

or to such other address as any party may designate by notice to the other party in accordance with the terms of this Section.

        29.    Remedies Cumulative.    Each and every right granted hereunder and the remedies provided for under this Agreement are cumulative and are not exclusive of any remedies or rights that may be available to any party at law, in equity or otherwise.

        30.    Severability.    Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction is, as to such jurisdiction, ineffective to the extent of any such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof, or affecting the validity, enforceability or legality of such provision in any other jurisdiction, unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

        31.    Specific Performance and Injunctive Relief.    Each party recognizes that, if it fails to perform, observe or discharge any of its obligations under this Agreement, no remedy at law will provide adequate relief to the other parties. Therefore, each party is hereby authorized to demand specific performance of this Agreement, and is entitled to temporary and permanent injunctive relief, in a court of competent jurisdiction at any time when any other party fails to comply with any of the provisions of this Agreement applicable to it. To the extent permitted by law, each party hereby irrevocably waives any defense that it might have based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance or injunctive relief.

        32.    Submission to Jurisdiction.    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE STATE OR FEDERAL COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SUCH COURTS. THE PARTIES IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH OF THE OTHER PARTIES AT ITS ADDRESS PROVIDED HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

        33.    Successors and Assigns.    All provisions of this Agreement are binding upon, inure to the benefit of and are enforceable by or against the parties and their respective heirs, executors, administrators or other legal representatives and permitted successors and assigns.

        34.    Waiver of Jury Trial.    EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM IN RESPECT OF THIS AGREEMENT OR TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN

CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY.

        35.    Brokers Fees.    Sublessor represents and warrants that it has not dealt with any broker in connection with this Agreement except Ogden White of CB Richard Ellis ("Sublessor's Broker"). Sublessor shall pay Sublessor's Broker in accordance with an agreement separate from this Agreement entered into by and between Sublessor and Sublessor's Broker, and Sublessor hereby indemnifies Subtenant with respect to any fees owed Sublessor's Broker. Sublessor agrees to indemnify and hold harmless Subtenant from and against any loss or expense suffered by Subtenant (a) as a result of Sublessor's dealings with any broker other than Sublessor's Broker and (b) related to the Subleased Premises. Subtenant represents and warrants that it has not dealt with any broker in connection with this Sublease except Greg Hoffmeister of T3 Realty Advisors ("Subtenant's Broker"). Subtenant agrees to indemnify and hold harmless Sublessor and Prime Landlord from and against any loss or expense suffered by Sublessor or Prime Landlord (a) as a result of Subtenant's dealings with any broker other than Subtenant's Broker and (b) related to the Subleased Premises.

[remainder of page intentionally blank; next page is signature page]

        Wherefore, the parties have executed this Agreement as of the date first written above:

AMDOCS, INC.		ENERNOC, INC.
By:	/s/ JOHN HORGAN	By:	/s/ TIMOTHY G. HEALY
Print Name: John Horgan		Print Name: Timothy G. Healy
Title: Vice President		Title: CEO

        By its execution below, Prime Landlord hereby grants its consent to Sublessor's sublease to Subtenant of the Subleased Premises, as set forth in this Agreement, and acknowledges Sublessor's satisfaction of each and every condition set forth in the Prime Lease with respect to such sublease (or Prime Landlord's waiver thereof). Such consent is given this    day of                         , 2005.

        75-101 FEDERAL ST., L.L.C.

By:	BeaMetFed, Inc., a Maryland corporation, its sole member
By:
Print Name:
Title:

EXHIBIT A

75 FEDERAL STREET
BOSTON, MASSACHUSETTS

OFFICE LEASE AGREEMENT

BETWEEN

75-101 FEDERAL ST., L.L.C., a Delaware limited liability company

("LANDLORD")

AND

AMDOCS, INC., a Delaware corporation

("TENANT")

OFFICE LEASE AGREEMENT

        THIS OFFICE LEASE AGREEMENT (the "Lease") is made and entered into as of the 22nd day of July, 2004, by and between 75-101 FEDERAL ST., L.L.C., a Delaware limited liability company ("Landlord") and AMDOCS, INC., a Delaware corporation ("Tenant"). The following exhibits and attachments are incorporated into and made a part of the Lease: Exhibit A (Outline and Location of Premises), Exhibit B (Expenses and Taxes), Exhibit C (Work Letter), Exhibit D (Building Rules and Regulations), Exhibit E (Additional Provisions), Exhibit F (Form of Letter of Credit) Exhibit G (Commencement Date Agreement [for recording]), and Exhibit H (Guaranty of Lease).

1.     Basic Lease Information.

  1.01
  "Building" shall mean the building located at 75 Federal Street, Boston, Massachusetts 02110, and commonly known as 75 Federal Street. "Rentable Square Footage of the Building" is deemed to be 251,653 square feet.

  1.02
  "Premises" shall mean the area shown on Exhibit A to this Lease. The Premises is located on the 2nd and 3rd floors and known as suites 200 and 300. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. The "Rentable Square Footage of the Premises" is deemed to be 21,965 square feet, consisting of 4,335 rentable square feet on the 2nd floor and 17,630 rentable square feet on the 3rd floor. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Building and the Rentable Square Footage of the Premises are correct.

  1.03
  "Base Rent":

Period	Annual Rate Per Square Foot	Monthly Base Rent
7/1/04 - 11/30/05	$11.24	$20,573.88
12/1/05 - 6/30/09	$27.00	$49,421.25

  Notwithstanding anything in this Section of this Lease to the contrary, so long as Tenant is not in default under this Lease, Tenant shall be entitled to an abatement of Base Rent (the "Abated Base Rent") in the amount of $20,573.88 for the first full calendar month of the Term, together with an abatement of Base Rent in the amount of $8,224.06 for the second full calendar month of the Term (the first and second full months of the Term are collectively referred to herein as the "Base Rent Abatement Period"). The balance of the monthly installment of Base Rent payable for the second full calendar month (i.e. $12,349.82) (collectively referred to herein as the "Remaining Monthly Balance") shall be payable in accordance with the terms of this Lease. If Tenant defaults at any time during the Term and fails to cure such default within any applicable cure period under this Lease, all Abated Base Rent shall immediately become due and payable. The payment by Tenant of the Abated Base Rent in the event of a default shall not limit or affect any of Landlord's other rights, pursuant to this Lease or at law or in equity. During the Base Rent Abatement Period, only Base Rent in the amount set forth herein shall be abated, and the Remaining Monthly Balance and all Additional Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

  1.04
  "Tenant's Pro Rata Share": 8.7283%.

  1.05
  "Base Year" for Taxes (defined in Exhibit B): Fiscal Year (defined below) 2006 (e.g., July 1, 2005 to June 30, 2006); "Base Year" for Expenses (defined in Exhibit B): calendar year 2005.

  For purposes hereof, "Fiscal Year" shall mean the Base Year for Taxes and each period of July 1 to June 30 thereafter.

  1.06
  "Term": A period of 60 months. The Term shall commence on July 1, 2004 (the "Commencement Date") and, unless terminated early in accordance with this Lease, end on June 30, 2009 (the "Termination Date"). Notwithstanding the foregoing, if the Termination Date, as determined herein, does not occur on the last day of a calendar month, the Term shall be deemed automatically extended by the number of days necessary to cause the Termination Date to occur on the last day of the last calendar month of the Term. Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. In addition, if Tenant is entitled to register or record a notice or memorandum of this Lease pursuant to the terms of Section 1.19, Landlord and Tenant shall also execute and Tenant may register or record, as appropriate, at Tenant's cost and expense, a Commencement Date Agreement in the form attached as Exhibit G.

  1.07
  Allowance(s): an amount not to exceed $264,450.00, as further described in the attached Exhibit C.

  1.08
  "Security Deposit": None.

  1.09
  "Letter of Credit" $79,335.00, as more fully described in Section 7 of Exhibit E.

  1.10
  "Guarantor(s)": Amdocs Ltd., a corporation domiciled in the Island of Guernsey. Concurrent with Tenant's execution and delivery of this Lease, Tenant shall cause each Guarantor, if any, to execute and deliver a guaranty in favor of Landlord on a form reasonably approved by Landlord.

  1.11
  "Broker(s)": CB Richard Ellis.

  1.12
  "Permitted Use": General office use.

  1.13
  "Notice Address(es)":

Landlord:	Tenant:
75-101 Federal St., L.L.C. c/o Equity Office 100 Summer Street Boston, Massachusetts 02110 Attention: Property Manager	Amdocs, Inc. 1390 Timberlake Manor Parkway Chesterfield, MO 63017 Attention: Real Estate Manager

  A copy of any notices to Landlord shall be sent to Equity Office, Two North Riverside Plaza, Suite 2100, Chicago, IL 60606, Attn: Boston Regional Counsel.

  1.14
  "Business Day(s)" are Monday through Friday of each week, exclusive of New Year's Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Holidays"). Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located. "Building Service Hours" are 8:00 A.M. to 6:00 P.M. on Business Days and 8:00 A.M. to 1:00 P.M. on Saturdays.

  1.15
  "Landlord Work": Intentionally Omitted.

  1.16
  "Property" means the Building and the parcel(s) of land on which it is located and, at Landlord's discretion, the parking facilities and other improvements, if any, serving the Building and the parcel(s) of land on which they are located.

  1.17
  Notwithstanding anything to the contrary contained in Section 12 of the Lease, Landlord shall have the right to require Tenant to post a performance or payment bond in connection with any work or service done or purportedly done by or for the benefit of Tenant. Tenant acknowledges and agrees that all such work or service is being performed for the sole benefit of Tenant and not for the benefit of Landlord.

  1.18
  The following shall be the last sentence of Section 20 of the Lease: "WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL LANDLORD OR ANY MORTGAGEES OR LANDLORD RELATED PARTIES EVER BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OR ANY LOST PROFITS OF TENANT."

  1.19
  Tenant shall not record this Lease or any memorandum or notice without Landlord's prior written consent; provided, however, Landlord agrees to consent to the recordation or registration of a memorandum or notice of this Lease, at Tenant's cost and expense (and in a form reasonably satisfactory to Landlord), if the initial term of this Lease or the initial term plus renewal terms granted exceed, in the aggregate, 7 years. If this Lease is terminated before the Term expires, upon Landlord's request the parties shall execute, deliver and record an instrument acknowledging the above and the date of the termination of this Lease, and Tenant appoints Landlord its attorney-in-fact in its name and behalf to execute the instrument if Tenant shall fail to execute and deliver the instrument after Landlord's request therefor within 10 days.

2.     Lease Grant.

        The Premises are hereby leased to Tenant from Landlord, together with the right to use any portions of the Property that are designated by Landlord for the common use of tenants and others (the "Common Areas").

3.     Possession.

        The Premises are accepted by Tenant in "as is" condition and configuration, including without limitation any furniture or equipment in the Premises left behind by Patni Computer Systems, Inc., a Massachusetts corporation (as successor in interest to The Reference, Inc., a Massachusetts corporation) ("Prior Tenant"), without any representations or warranties by Landlord as to the Premises or the condition or ownership rights of any furniture or equipment in the Premises. Tenant's use of any existing furniture or equipment in the Premises shall be at Tenant's sole risk, and Tenant shall have the sole responsibility for negotiating with the owner of the furniture and equipment to use and/or purchase such furniture and equipment. The inability of Tenant to utilize or purchase any of such furniture or equipment shall not constitute a default by Landlord hereunder, nor shall it entitle Tenant to any setoff, abatement or reduction in Rent. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition. Landlord shall not be liable for a failure to deliver possession of the Premises or any other space due to the holdover or unlawful possession of such space by another party, however Landlord shall use reasonable efforts to obtain possession of the space. The commencement date for the space, in such event, shall be postponed until the date Landlord delivers possession of the Premises to Tenant free from occupancy by any party. If Tenant takes possession of the Premises before the Commencement Date, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Rent (defined in Section 4.01) to Landlord for each day of possession before the Commencement Date. However, except for the cost of services requested by Tenant (e.g. freight elevator usage), Tenant shall not be required to pay Rent for any days of possession before the Commencement Date during which Tenant, with the approval of Landlord, is in possession of the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property.

4.     Rent.

  4.01
  Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as "Rent"). "Additional Rent" means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the first full calendar month of the Term, and the first monthly installment of Additional Rent for Expenses and Taxes, shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord. Tenant shall pay Landlord an administration fee equal to 5% of all past due Rent, provided that Tenant shall be entitled to a grace period of 5 days for the first 2 late payments of Rent in a calendar year. In addition, past due Rent shall accrue interest at 12% per annum. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

  4.02
  Tenant shall pay Tenant's Pro Rata Share of Taxes and Expenses in accordance with Exhibit B of this Lease.

5.     Compliance with Laws; Use.

        The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act ("Law(s)"), regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the "Base Building" (defined below), but only to the extent such obligations are triggered by Tenant's use of the Premises, other than for general office use, or Alterations or improvements in the Premises performed or requested by Tenant. "Base Building" shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Tenant shall comply with the rules and regulations of the Building attached as Exhibit D and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations (defined in Section 9). If there is a conflict between this Lease and any rules and regulations enacted after the date of this Lease, the terms of this Lease shall control. The rules and regulations shall be generally applicable, and generally applied in the same manner, to all tenants of the Building.

6.     Security Deposit.

        The Security Deposit, if any, shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant's obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may use all or a portion of the Security Deposit to satisfy past due Rent or to cure any Default (defined in Section 18) by Tenant. If Landlord uses any portion of the Security

Deposit, Tenant shall, within 5 days after demand, restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

7.     Building Services.

  7.01
  Landlord shall furnish Tenant with the following services: (a) water for use in the Base Building lavatories; (b) customary heat and air conditioning in season during Building Service Hours. Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord's then standard charge for additional HVAC service and providing such prior notice as is reasonably specified by Landlord. As of the date hereof, Landlord's charge for after hours heating and air conditioning service is $20.00 per hour, per floor, subject to change from time to time; (c) standard janitorial service on Business Days; (d) Elevator service; (e) Electricity in accordance with the terms and conditions in Section 7.02; and (f) such other services as Landlord reasonably determines are necessary or appropriate for the Property.

  7.02
  Electricity used by Tenant in the Premises shall, at Landlord's option, be paid for by Tenant either: (a) through inclusion in Expenses (except as provided for excess usage); (b) by a separate charge payable by Tenant to Landlord; or (c) by separate charge billed by the applicable utility company and payable directly by Tenant. As of the date of this Lease, electricity used by Tenant in the Premises shall be paid for by Tenant by a separate charge payable by Tenant to Landlord, subject to change from time to time. As of the date of this Lease, electricity use in the Premises is determined pursuant to a check-meter servicing the Premises. Without the consent of Landlord, Tenant's use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Building Service Hours or overall load, that which Landlord reasonably deems to be standard for the Building. For purposes hereof, the "electrical standard" for the Building is 5 watts per square foot of net usable floor area. Landlord shall have the right to measure electrical usage by commonly accepted methods. If it is determined that Tenant is using excess electricity, Tenant shall pay Landlord for the cost of such excess electrical usage as Additional Rent.

  7.03
  Landlord's failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03) (collectively a "Service Failure") shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 3 consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

8.     Leasehold improvements.

        All improvements in and to the Premises, including any Alterations (collectively, "Leasehold Improvements") shall remain upon the Premises at the end of the Term without compensation to Tenant. Landlord, however, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at its expense, to remove (a) any Cable (defined in Section 9.01) installed by or for the benefit of Tenant, and (b) any Landlord Work or Alterations that, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as "Required Removables"). Required Removables shall include, without limitation, internal stairways, raised floors (other than the raised floor which currently exists in the Premises as of the date of this Lease), personal baths and showers, vaults, rolling file systems and structural alterations and modifications. However, it is agreed that Required Removables shall not include any usual office improvements such as gypsum board, partitions, ceiling grids and tiles, fluorescent lighting panels, building standard doors and non-glued down carpeting. The designated Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant's expense. Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration is a Required Removable. Within 10 days after receipt of Tenant's request, Landlord shall advise Tenant in writing as to which portions of the Alteration are Required Removables.

9.     Repairs and Alterations.

  9.01
  Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord's express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant's repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, "Cable"); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations. To the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors. If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 10% of the cost of the repairs. Notwithstanding the foregoing, if the repair to be performed by Tenant cannot reasonably be completed within 15 days after Landlord's notice to Tenant, Landlord shall not exercise its right to make such repair on Tenant's behalf so long as Tenant commences such repair within 5 days after notice from Landlord and is diligently pursuing the same to completion.

  9.02
  Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) structural elements of the Building; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible.

  9.03
  Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as "Alterations") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "Cosmetic Alteration"): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building; (d) does not require work to be performed inside the walls or above the ceiling of the Premises; and (e) costs less than $25,000.00 in the aggregate. Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03. Prior to starting work, Tenant shall furnish Landlord with plans and specifications; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building); required permits and approvals; evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured; and any security for performance in amounts reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord. Tenant shall reimburse Landlord for any reasonable sums paid by Landlord for third party examination of Tenant's plans for non-Cosmetic Alterations. In addition, Tenant shall pay Landlord a fee for Landlord's oversight and coordination of any non-Cosmetic Alterations (other than the Initial Alterations, as defined in Exhibit C) equal to 10% of the cost of the Alterations. Upon completion, Tenant shall furnish "as-built" plans for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien. Landlord's approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

10.   Entry by Landlord.

        Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant's use of the Premises. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours. Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent.

11.   Assignment and Subletting.

  11.01
  Except in connection with a Permitted Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02. If the entity which controls the voting shares/rights of Tenant changes at any time, such change of ownership or control shall constitute a Transfer unless Tenant is an entity whose outstanding stock is listed on a recognized securities exchange or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed. Any attempted Transfer in violation of this Section is voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease.

  11.02
  Tenant shall provide Landlord with financial statements for the proposed transferee, a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within 15 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of an assignment of this Lease or subletting of more than 20% of the Rentable Area of the Premises for more than 50% of the remaining Term (excluding unexercised options), recapture the portion of the Premises that Tenant is proposing to Transfer. if Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer. Tenant shall pay Landlord a review fee of $1,500.00 for Landlord's review of any Permitted Transfer or requested Transfer.

  11.03
  Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord's share of the excess within 30 days after Tenant's receipt of the excess. Tenant may deduct from the excess, on a straight-line basis, all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant's share of payments received by Landlord.

  11.04
  Tenant may assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization (an "Ownership Change") or assign this Lease or sublet all or a portion of the Premises to an Affiliate without the consent of Landlord, provided that all of the following conditions are satisfied (a "Permitted Transfer"): (a) Tenant is not in Default; (b) in the event of an Ownership Change, Tenant's successor shall own substantially all of the assets of Tenant and have a net worth which is at least equal to Tenant's net worth as of the day prior to the proposed Ownership Change; (c) the Permitted Use does not allow the Premises to be used for retail purposes; and (d) Tenant shall give Landlord written notice at least 15 Business Days prior to the effective date of the Permitted Transfer. Tenant's notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement. "Affiliate" shall mean an entity controlled by, controlling or under common control with Tenant.

12.   Liens.

        Tenant shall not permit mechanics' or other liens to be placed upon the Property, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees. Tenant shall give Landlord notice at least 15 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 10 days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys' fees.

13.   Indemnity and Waiver of Claims.

        Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents

(the "Landlord Related Parties") from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties, Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as "Losses"), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties or any of Tenant's transferees, contractors or licensees. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("Tenant Related Parties") harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord or the Landlord Related Parties.

14.   Insurance.

        Tenant shall maintain the following insurance ("Tenant's Insurance"): (a) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (b) Property/Business Interruption Insurance written on an All Risk or Special Perils form, with coverage for broad form water damage including earthquake sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant's business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises ("Tenant's Property") and any Leasehold Improvements performed by or for the benefit of Tenant; (c) Workers' Compensation Insurance in amounts required by Law; and (d) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name as additional insureds Landlord (or its successors and assignees), the managing agent for the Building (or any successor), EOP Operating Limited Partnership, Equity Office Properties Trust and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors as the interest of such designees shall appear. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days' advance written notice of any cancellation, termination, material change or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant's Insurance. So long as the same is available at commercially reasonable rates, Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value as reasonably estimated by Landlord.

15.   Subrogation.

        Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant's Property, Leasehold Improvements, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

16.   Casualty Damage.

  16.01
  If all or any portion of the Premises becomes untenantable by fire or other casualty to the Premises (collectively a "Casualty"), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required using standard working methods to Substantially Complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises ("Completion Estimate"). If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 180 days from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within 10 days after receipt of the Completion Estimate. In addition, Landlord, by notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building occurs.

  16.02
  If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, restore the Premises and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Upon notice from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant's Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repairs. Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant's business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.

17.   Condemnation.

        Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "Taking"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord's ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective on the date the physical taking occurs. If this Lease is not terminated, Base Rent and Tenant's Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant's Property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord's award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.

18.   Events of Default.

        Each of the following occurrences shall be a "Default": (a) Tenant's failure to pay any portion of Rent when due, if the failure continues for 5 days after written notice to Tenant ("Monetary Default"); (b) Tenant's failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 10 days after written notice to Tenant provided, however, if Tenant's failure to comply cannot reasonably be cured within 10 days, Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 10 days and diligently pursues the cure to completion; (c) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (d) the leasehold estate is taken by process or operation of Law; (e) in the case of any ground floor or retail Tenant, Tenant does not take possession of or abandons or vacates all or any portion of the Premises; or (f) Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord at the Building or Property. If Landlord provides Tenant with notice of Tenant's failure to comply with any specific provision of this Lease on 3 separate occasions during any 12 month period, Tenant's subsequent violation of such provision shall, at Landlord's option, be an incurable Default by Tenant. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.

19.   Remedies.

  19.01
  Upon Default, Landlord shall have the right to pursue any one or more of the following remedies:

  (a)
  Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant's Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant's Default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. "Costs of Reletting" shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant.

  (b)
  Terminate Tenant's right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant's Property and any parties occupying the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting.

  Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.

  19.02
  In lieu of calculating damages under Section 19.01, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant's right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting. If Tenant is in Default of any of its non-monetary obligations under the Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

20.   Limitation of Liability.

        NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE PROPERTY, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT. FOR PURPOSES HEREOF, "INTEREST OF LANDLORD IN THE PROPERTY" SHALL INCLUDE RENTS DUE FROM TENANTS, INSURANCE PROCEEDS, AND PROCEEDS FROM CONDEMNATION OR EMINENT DOMAIN PROCEEDINGS (PRIOR TO THE DISTRIBUTION OF SAME TO ANY PARTNER OR SHAREHOLDER OF LANDLORD OR ANY OTHER THIRD PARTY).

21.   Relocation.

        Intentionally Omitted.

22.   Holding Over.

        If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant's occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the

Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant's holdover and Tenant fails to vacate the Premises within 15 days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.

23.   Subordination to Mortgages; Estoppel Certificate.

        Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "Mortgage"). The party having the benefit of a Mortgage shall be referred to as a "Mortgagee". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord's interest in this Lease. Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the amount of Rent that is due and payable. Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord's then current Mortgagee on such Mortgagee's then current standard form of agreement. "Reasonable efforts" of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Mortgagee. Upon request of Landlord, Tenant will execute the Mortgagee's form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the Mortgagee. Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

24.   Notice.

        All demands, approvals, consents or notices (collectively referred to as a "notice") shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested or sent by overnight or same day courier service at the party's respective Notice Address(es) set forth in Section 1. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25.   Surrender of Premises.

        At the termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant's Property within 2 days after termination of this Lease or Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant's Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant's Property to be abandoned and title to Tenant's Property shall vest in Landlord.

26.   Miscellaneous.

  26.01
  This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Building is located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities. Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.

  26.02
  If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys' fees. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. Either party's failure to declare a default immediately upon its occurrence, or delay in taking action for a default, shall not constitute a waiver of the default, nor shall it constitute an estoppel.

  26.03
  Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party ("Force Majeure").

  26.04
  Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Property. Upon transfer Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord's obligations under this Lease.

  26.05
  Landlord has delivered a copy of this Lease to Tenant for Tenant's review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

  26.06
  Time is of the essence with respect to Tenant's exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time,

    termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

  26.07
  Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

  26.08
  This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

        Landlord and Tenant have executed this Lease as of the day and year first above written.

WITNESS/ATTEST:		LANDLORD:
75-101 FEDERAL ST., LLC., a Delaware limited liability company
		By:	BeaMetFed, Inc., a Maryland corporation, its sole member
			By:	/s/ [ILLEGIBLE]
Name (print):			Name:	[Illegible]
			Title:	President
Name (print):
WITNESS/ATTEST:		TENANT AMDOCS, INC., a Delaware corporation
/s/ MICHAEL LEHNHOFF			By:	/s/ JOHN L. CONLIN
Name (print):	Michael Lehnhoff		Name:	John L. Conlin
/s/ DEBBIE PAPKE			Title:	Vice President
Name (print):	Debbie Papke			43-1339487 Tenant's Tax ID Number (SSN or FEIN)

FIRST LEASE AMENDMENT AND LANDLORD CONSENT TO SUBLEASE

        THIS FIRST LEASE AMENDMENT AND LANDLORD CONSENT TO SUBLEASE (collectively, the "Agreement") is entered into as of November 8, 2005, by and among 75-101 FEDERAL ST., L.L.C., a Delaware limited liability company ("Landlord"), AMDOCS, INC., a Delaware corporation ("Tenant" or "Sublandlord"), and ENERNOC, INC., a Delaware corporation ("Subtenant").

RECITALS:

A.
Landlord, as landlord, and Sublandlord, as tenant, are parties to that certain lease agreement dated July 22, 2004, as amended by a commencement letter dated August 26, 2004 (collectively, the "Lease") pursuant to which Landlord has leased to Sublandlord certain premises containing approximately 21,965 rentable square feet (the "Premises") consisting of approximately (i) 4,335 rentable square feet described as Suite No. 200 on the 2nd floor, and (ii) 17,630 rentable square feet described as Suite No. 300 on the 3rd floor of the building commonly known as 75 Federal Street located at 75 Federal Street, Boston, Massachusetts (the "Building").

B.
Sublandlord and Subtenant have entered into (or are about to enter into) that certain sublease agreement dated October 3, 2005, attached hereto as Exhibit A (the "Sublease") pursuant to which Sublandlord has agreed to sublease to Subtenant certain premises described as follows: approximately 17,630 rentable square feet described as Suite No. 300 on the 3rd floor of the Building (the "Sublet Premises") constituting a part of the Premises.

C.
Sublandlord and Subtenant have requested Landlord's consent to the Sublease, and Landlord has agreed to give such consent upon the terms and conditions contained in this Agreement.

D.
Landlord, Sublandlord and Subtenant mutually desire that the Lease be amended on and subject to the following terms and conditions.

        NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, Sublandlord and Subtenant agree as follows:

I.
Amendment. Landlord, Tenant and Subtenant agree that, effective as of the date hereof, the Lease shall be amended in accordance with the following terms and conditions:

A.
Emergency Generator. Section 4 (Emergency Generator) of Exhibit E of the Lease is hereby amended as follows:

1.
The last sentence of Section 4.A. is hereby deleted in its entirety and replaced with the following:

      "Notwithstanding anything herein to the contrary, if Tenant, after installation of the Generator, removes the Generator from the Generator Area for reasons other than the repair and replacement of the Generator, Tenant's right to install and maintain the Generator and to use the Generator Area shall be null and void."

    2.
    The second and third sentences of Section 4.E. are hereby deleted in their entirety and replaced with the following:

      "Tenant shall be permitted to use the Generator Area solely for the maintenance and operation of the Generator, and the Generator and Generator Area are solely for the benefit of Tenant and Tenant's subtenant, EnerNOC, Inc., a Delaware Corporation (the "Subtenant"). All electricity generated by the Generator may only be consumed by Tenant and Subtenant in the Premises."

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    3.
    Section 4.G. is hereby deleted in its entirety and replaced with the following:

      "Tenant shall have no right to sublet the Generator Area except to Subtenant or to assign its interest hereunder. Subtenant shall no right to sublet the Generator Area or to assign its interest hereunder."

    4.
    The following language shall be added as Section 4.J. to Exhibit E:

    "J.
    Landlord agrees that Subtenant (as defined above in Section 4.E.) may install and maintain its own Generator in the Generator Area subject to the same terms and conditions as those set forth above."

II.
Consent to Sublease. Landlord hereby consents to the Sublease, as described below, subject to the following terms and conditions, all of which are hereby acknowledged and agreed to by Sublandlord and Subtenant:

A.
Sublease Agreement. Sublandlord and Subtenant hereby represent that a true and complete copy of the Sublease is attached hereto and made a part hereof as Exhibit A, and Sublandlord and Subtenant agree that the Sublease shall not be modified without Landlord's prior written consent, which consent shall not be unreasonably withheld.

B.
Representations. Sublandlord hereby represents and warrants that Sublandlord (i) has full power and authority to sublease the Sublet Premises to Subtenant, (ii) has not transferred or conveyed its interest in the Lease to any person or entity collaterally or otherwise, and (iii) has full power and authority to enter into the Sublease and this Agreement. Subtenant hereby represents and warrants that Subtenant has full power and authority to enter into the Sublease and this Agreement.

C.
Indemnity and Insurance. Subtenant hereby assumes, with respect to Landlord, all of the indemnity and insurance obligations of the Sublandlord under the Lease with respect to the Sublet Premises, provided that the foregoing shall not be construed as relieving or releasing Sublandlord from any such obligations.

D.
No Release. Nothing contained in the Sublease or this Agreement shall be construed as relieving or releasing Sublandlord from any of its obligations under the Lease, it being expressly understood and agreed that Sublandlord shall remain liable for such obligations notwithstanding anything contained in the Sublease or this Agreement or any subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease. Sublandlord shall be responsible for the collection of all rent due it from Subtenant, and for the performance of all the other terms and conditions of the Sublease to be performed by Sublandlord, it being understood that Landlord is not a party to the Sublease and, notwithstanding anything to the contrary contained in the Sublease, is not bound by any terms, provisions, representations or warranties contained in the Sublease and is not obligated to Sublandlord or Subtenant for any of the duties and obligations contained therein to be performed by Sublandlord or Subtenant (as the case may be). Nothing in this Agreement shall be deemed to relieve Landlord of any of its obligations under the Lease.

E.
Administrative Fee. Upon Sublandlord's execution and delivery of this Agreement, Sublandlord shall pay to Landlord the sum of $1,500.00 in consideration for Landlord's review of the Sublease and the preparation and delivery of this Agreement.

F.
No Transfer. Except for a Permitted Transfer or Ownership Change (each as defined in Section 11.04 of the Lease), Subtenant shall not further sublease the Sublet Premises, assign its interest as the Subtenant under the Sublease or otherwise transfer its interest in the Sublet Premises or the Sublease to any person or entity without the written consent of Landlord, which landlord may withhold in its sole discretion.

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  G.
  Lease. The parties agree that the Sublease is subject and subordinate to the terms of the Lease, and all terms of the Lease, other than Sublandlord's obligation to provide a letter of credit or a security deposit, and to pay base Rent, Expenses and Taxes, are incorporated into the Sublease. In no event shall the Sublease or this Agreement be construed as granting or conferring upon the Sublandlord or the Subtenant any greater rights than those contained in the Lease nor shall there be any diminution of the rights and privileges of the Landlord under the Lease, nor shall the Lease be deemed modified in any respect, except as provided in Section I above. Without limiting the scope of the preceding sentence, any construction or alterations performed in or to the Sublet Premises shall be performed with Landlord's prior written approval and in accordance with the terms and conditions of the Lease. It is hereby acknowledged and agreed that any provisions in the Sublease which limit the manner in which Sublandlord may amend the Lease are binding only upon Sublandlord and Subtenant as between such parties. Landlord shall not be bound in any manner by such provisions and may rely upon Sublandlord's execution of any agreements amending or terminating the Lease subsequent to the date hereof notwithstanding any contrary provisions in the Sublease. The parties also acknowledge and agree that Exhibit C and Exhibit F to the Lease shall not be applicable to Subtenant.

  H.
  Parking and Services. Any parking rights granted to Subtenant pursuant to the Sublease shall be satisfied out of the parking rights, if any, granted to Sublandlord under the Lease. Sublandlord hereby authorizes Subtenant, as agent for Sublandlord, to obtain services and materials for or related to the Sublet Premises, and Sublandlord agrees to pay for such services and materials as additional Rent under the Lease upon written demand from Landlord. However, as a convenience to Sublandlord, Landlord may bill Subtenant directly for such services and materials, or any portion thereof, in which event Subtenant shall pay for the services and materials so billed upon written demand, provided that such billing shall not relieve Sublandlord from its primary obligation to pay for such services and materials. Notwithstanding anything to the contrary in this Section H, Subtenant promptly shall reimburse Sublandlord for any and all payments Sublandlord makes to Landlord for such services and materials, provided that Sublandlord shall not compete with Landlord as creditor of Subtenant unless and until all claims of Landlord against Subtenant shall have been fully paid and satisfied.

  I.
  Attornment. If the Lease or Sublandlord's right to possession thereunder terminates for any reason prior to expiration of the Sublease, Subtenant agrees, at the written election of Landlord, to attorn to Landlord upon the then executory terms and conditions of the Sublease for the remainder of the term of the Sublease. In the event of any such election by Landlord, Landlord will not be (a) liable for any rent paid by Subtenant to Sublandlord more than one month in advance, or any security deposit paid by Subtenant to Sublandlord, unless same has been transferred to Landlord by Sublandlord; (b) liable for any act or omission of Sublandlord under the Lease, Sublease or any other agreement between Sublandlord and Subtenant or for any default of Sublandlord under any such documents which occurred prior to the effective date of the attornment; (c) subject to any defenses or offsets that Subtenant may have against Sublandlord which arose prior to the effective date of the attornment; (d) bound by any changes or modifications made to the Sublease without the written consent of Landlord, (e) obligated in any manner with respect to the transfer, delivery, use or condition of any furniture, equipment or other personal property in the Sublet Premises which Sublandord agreed would be transferred to Subtenant or which Sublandlord agreed could be used by the Subtenant during the term of the Sublease, or (f) liable for the payment of any improvement allowance, or any other payment, credit, offset or amount due from Sublandlord to Subtenant under the Sublease. If Landlord does not elect to have Subtenant attorn to Landlord as described above, the Sublease and all rights of Subtenant in the Sublet Premises shall

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    terminate upon the date of termination of the Lease or Sublandlord's right to possession thereunder. The terms of this Section 9 supercede any contrary provisions in the Sublease.

  J.
  Payments Under the Sublease.    If at any time Sublandlord is in default under the terms of the Lease beyond the time of any applicable cure period, Landlord shall have the right to contact Subtenant and require Subtenant to pay all rent due under the Sublease directly to Landlord until such time as Sublandlord has cured such default. Subtenant agrees to pay such sums directly to Landlord if requested by Landlord in writing, and Sublandlord agrees that any such sums paid by Subtenant shall be deemed applied against any sums owed by Subtenant under the Sublease. Any such sums received by Landlord from Subtenant shall be received by Landlord on behalf of Sublandlord and shall be applied by Landlord to any sums past due under the Lease, in such order of priority as required under the Lease or, if the Lease is silent in such regard, then in such order of priority as Landlord reasonably deems appropriate. The receipt of such funds by Landlord shall in no manner be deemed to create a direct lease or sublease between Landlord and Subtenant. If Subtenant fails to deliver its Sublease payments directly to Landlord as required herein following receipt of written notice from Landlord as described above, then Landlord shall have the right to remove any signage of Subtenant, at Subtenant's cost, located outside the Premises or in the Building lobby or elsewhere in the Building and to pursue any other rights or remedies available to Landlord at law or in equity.

  K.
  Excess Rent. If Landlord is entitled to any excess rent (defined below) from Sublandlord pursuant to the terms of the Lease, then, in addition to all rent otherwise payable by Sublandlord to Landlord under the Lease, Sublandlord shall also pay to Landlord the portion of the excess rent to which Landlord is entitled under the Lease, in the manner described in the Lease. As used herein, the "excess rent" shall be deemed to mean any payments from Subtenant under the Sublease which exceed the payments payable by Sublandlord to Landlord under the Lease for the Sublet Premises. Landlord's failure to bill Sublandlord for, or to otherwise collect, such sums shall in no manner be deemed a waiver by Landlord of its right to collect such sums in accordance with the Lease.

III.
Miscellaneous.

A.
This Agreement sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

B.
Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

C.
In the case of any inconsistency between the provisions of the Lease and this Agreement, the provisions of this Agreement shall govern and control.

D.
Submission of this Agreement by Landlord is not an offer to enter into this Agreement but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Agreement until Landlord has executed and delivered the same to Sublandlord and Subtenant.

E.
The capitalized terms used in this Agreement shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Agreement.

F.
Sublandlord and Subtenant hereby represent to Landlord that Sublandlord and Subtenant have dealt with no broker in connection with this Agreement other than CB Richard Ellis. Sublandlord and Subtenant agree to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and

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    the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers (including, but not limited to, CB Richard Ellis) claiming to have represented Sublandlord and Subtenant in connection with this Agreement. Landlord hereby represents to Sublandlord and Subtenant that Landlord has dealt with no broker in connection with this Agreement. Landlord agrees to indemnify and hold Sublandlord and Subtenant, their trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Sublandlord and Subtenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Agreement.

  G.
  Each signatory of this Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

  H.
  This Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories to the original or the same counterpart provided that all parties are furnished a copy or copies thereof reflecting the signature of all parties.

    * Tenant and Subtenant agree that the Landlord's consent given in this Agreement is sufficient to satisfy the condition set forth in Section 1 of the sublease regarding obtaining the Landlords consent to the sublease.

    Tenant    JH            Subtenant    NGF            Landlord     GV

[SIGNATURES ARE ON THE FOLLOWING PAGE]

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        IN WITNESS WHEREOF, Landlord, Tenant/Sublandlord and Subtenant have executed this Agreement as of the date set forth above.

WITNESS/ATTEST:	LANDLORD:
75-101 FEDERAL ST., LLC., a Delaware limited Liability company
	By:	BeeMetFed, Inc., a Maryland corporation, its sole member
	By:	/s/ GLENN VERRETTE
Name (print):	Name:	Glenn Verrette
	Title:	Vice President—Leasing Boston Region
Name (print):
WITNESS/ATTEST:	TENANT/SUBLANDLORD:
AMDOCS, INC., a Delaware corporation
/s/ DEBBIE PAPLA	By:	/s/ JOHN HORGAN
Name (print): Debbie Papla	Name:	John Horgan
/s/ MICHELLE CHRISTIAN	Title:	Vice President
Name (print): Michelle Christian
WITNESS/ATTEST:	SUBTENANT:
/s/ NEAL C. ISAACSON	ENERNOC, INC., a Delaware corporation
Name (print): Neal C. Isaacson	By:	/s/ TIMOTHY G. HEALY
/s/ SARAH GREENE	Name:	Timothy G. Healy
Name (print): Sarah Greene	Title:	C.E.O

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FIRST AMENDMENT TO SUBLEASE AGREEMENT

        This First Amendment to Sublease Agreement (this "Amendment") is entered into as of November 3, 2006 by and between Amdocs, Inc., a Delaware corporation ("Sublessor"), and EnerNOC, Inc., a Delaware corporation ("Subtenant").

Recitals

A.
Sublessor and 75-101 Federal St., L.L.C., a Delaware limited liability company ("Prime Landlord") entered into that certain Office Lease Agreement dated as of July 22, 2004 (the "Prime Lease") regarding space in an office building located at 75 Federal Street, Boston, MA 02110 (the "Property").

B.
Sublessor and Subtenant entered into that certain Sublease Agreement dated as of October 3, 2005 (the "Sublease") under which Sublessor subleased to Subtenant and Subtenant leased from Sublessor approximately 17,630 rentable square feet contained on the third floor of the Property (such space, as described in the Sublease, being the "Original Subleased Premises").

C.
Sublessor and Subtenant each desire to amend the Sublease as set forth in this Amendment.

Agreement

        In consideration of the foregoing recitals, the mutual covenants herein contained, and other good and valuable consideration (the adequacy, sufficiency, and receipt of which are acknowledged by the parties by their execution hereof), the parties agree as follows:

        1.    Sublease of Second Floor Premises.    Sublessor hereby subleases to Subtenant and Subtenant hereby leases from Sublessor approximately 4,335 rentable square feet contained on the second floor of the Property (such space, as shown on Exhibit A, being the "Second Floor Premises"). The rights and obligations of the parties under this Sublease are contingent upon the Prime Landlord's approving such Amendment not later than December 1, 2006. Except as expressly described in this Amendment, Subtenant's leasing the Second Floor Premises from Sublessor shall be on the same terms and conditions under which Subtenant is leasing the Original Subleased Premises from Sublessor under the Sublease.

        2.    Term of Sublease of Second Floor Premises.    The sublease of the Second Floor Premises shall commence on January 1, 2007 and expire June 30, 2009 (the period from such commencement date until such expiration date (or until an earlier termination of the Sublease in accordance with its terms) being the "Term").

        3.    Connection Between Second Floor Premises and Original Subleased Premises.    The parties acknowledge that prior to Sublessor's subleasing the Original Subleased Premises to Subtenant (as described in the Sublease), the Original Subleased Premises and the Second Floor Premises were connected by an internal stairwell, and a wall now prevents direct access to the Second Floor Premises from the Original Subleased Premises through that stairwell. Subtenant shall, at its sole cost and expense (except as expressly described in this Section 3), remove such wall for the sole purpose of returning the connection between the Original Subleased Premises and the Second Floor Premises to substantially the same condition as existed prior to Subtenant's subleasing the Original Subleased Premises. Sublessor shall pay Subtenant not later than sixty (60) days after Subtenant completes such work two thousand dollars ($2,000) to defray the cost to Subtenant arising from such work.

        4.    Base Rent.    Subtenant shall pay Sublessor as rent for the Second Floor Premises annual rent of $5.00 per rentable square foot in the Second Floor Premises. Subtenant shall pay such rent to Sublessor upon the same terms and conditions as Subtenant pays Sublessor Base Rent (as that term is defined in the Sublease) under the Sublease.

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        5.    Operating Expense and Tax Rent.    Subtenant shall pay Sublessor as rent for the Second Floor Premises, in addition to the rent described in Section 4, the Proportionate Share (as that term is defined in this Section 5) of the amount, if any, by which (a) Expenses (as that term is defined in the Prime Lease) for each calendar year during the Term exceed Expenses for the calendar year ending December 31, 2006 and (b) Taxes (as that terms is defined in the Prime Lease) for a twelve month period beginning on July 1 of each year after 2005 and ending on June 30 of each following calendar year during the Term exceed Taxes for the twelve month period beginning on July 1, 2005 and ending on June 30, 2006. As used in this Amendment, "Proportionate Share" means a fraction, the numerator of which is 4,335 and the denominator of which is the amount of total rentable square feet of the Building. Subtenant shall pay such rent to Sublessor upon the same terms and conditions as Subtenant pays Sublessor Expense and Tax Rent (as that term is defined in the Sublease) under the Sublease. The parties agree that Sublessor's Estimate for the calendar year beginning January 1, 2007 may include an estimate of Expense and Tax Rent arising from the Second Floor Space.

        6.    Brokers.    Each party hereby represent and warrant to the other party that such representing and warranting party has not engaged a broker with respect to the transactions contemplated by this Amendment, and each party hereby agrees to indemnify, defend, and hold harmless the other party from and against any damage or claim arising from any such alleged or actual engagement.

        7.    No Further Modification.    Except as amended by the terms of this Amendment, all of the terms, conditions, and covenants of the Sublease shall remain unchanged and in full force and effect, shall be binding upon the parties, and hereby are ratified by the parties in their entirety.

[remainder of page blank intentionally; next page is signature page]

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        In witness whereof, the parties have executed this Amendment as to the date first written above.

AMDOCS, INC.		ENERNOC, INC.
By:	/s/ JOHN HORGAN	By:	/s/ NEAL C. ISAACSON
Print Name: John Horgan		Print Name: Neal C. Isaacson
Title: Vice President		Title: CFO

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QuickLinks

SUBLEASE AGREEMENT
RECITALS
AGREEMENT
EXHIBIT A
FIRST LEASE AMENDMENT AND LANDLORD CONSENT TO SUBLEASE
RECITALS
FIRST AMENDMENT TO SUBLEASE AGREEMENT
Recitals
Agreement